Exhibit 99.1

Global Power Equipment Group Inc.

to Purchase Williams Industrial Services Group

Move Expected to Add Recurring Revenue Stream and

Diversify Company’s Base in Power Generation

TULSA, Oklahoma, November 23, 2004 – Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today announced that it has signed a definitive agreement with Georgia based Williams Group International to purchase Williams Industrial Services Group (WISG) for approximately $65 million in cash at closing. The Company intends to fund the purchase of WISG through the proceeds received from a private placement of convertible senior subordinated notes announced separately today, borrowings under the Company’s $100 million credit facility, or cash on hand. WISG has no outstanding debt.

Founded in 1958, Williams Industrial Services Group is a private firm that provides routine and specialty maintenance services to firms engaged in power generation, pulp and paper manufacturing and to government agencies, primarily the Department of Energy. Approximately 80 percent of WISG’s annual revenue is derived from services provided to firms in power generation and includes work at nuclear power plants, coal-fired power plants and other fossil fuel plants as well as hydro-based generating facilities. WISG is a recognized leader in providing the following services: electrical and mechanical maintenance services during outages, shutdowns and turnarounds at power generating facilities, along with welding and scaffolding services; applying paint and protective coatings, specialized floor coatings, specialized rigging and enclosures, abatement services, decontamination work, roofing systems and structural restoration, insulation work, fire protection, assessment surveys, security modifications, installation of dry cask storage units at nuclear facilities, boiler tube replacement, installation of reduced emission (SCR) units at fossil plants, along with other services its customers require.

Larry Edwards, Global Power Equipment Group’s chairman, president and chief executive officer stated, “Williams Industrial Services Group is the precise business that we have been searching for over the past few years to strengthen and diversify Global Power Equipment Group. WISG has outstanding service offerings, an experienced and knowledgeable management team and an excellent reputation in the marketplace. WISG also has long-standing sales relationships with some of the most recognizable names in the power generation industry. In addition to these key factors, we like WISG for its business model – excellent revenue visibility with a significant backlog, recurring revenue tied to evergreen contracts, low fixed costs, a variable cost outsourcing component, minimal CAPEX and strong EBITDA. Moreover, WISG reaches into all segments of the power business and will allow us to expand our reach beyond gas turbine components. More importantly, we believe the addition of WISG will help us deepen our relationships with our US-based customers, especially in the area of retrofit possibilities. We believe the addition of Williams Industrial Services Group will be a tremendous benefit to Global Power Equipment Group, our customers and the customers of WISG, as well as our shareholders given the accretive nature of the transaction.”

The transaction is expected to close after April 1, 2005 and is subject to customary closing conditions. Assuming an early-April closing date, and the issuance of $69 million of convertible senior subordinated notes in November, 2004, the Company is revising estimated fiscal year 2005 earnings based upon nine months of WISG ownership as shown below. Although not anticipated, but as shown below, the Company is also providing earnings on a pro forma basis as if the acquisition occurred as of January 1, 2005.

Table 1.

Estimated FY 2005	Incorporating WISG for 9 Months		Pro Forma Incorporating WISG for 12 Months(2)
	Low	High	Low	High
Revenue ($millions)	$420.0	$470.0	$455.0	$505.0
Earnings per diluted share (1)	$0.20	$0.29	$0.24	$0.34
EBITDA ($millions)	$23.0	$31.0	$27.0	$35.0

(1)	Based upon approximately 47.5 million fully diluted shares as if the convertible notes were not fully converted.
(2)	Pro forma as if adjusted for 12 months of ownership during 2005

Non-GAAP Financial Measures

This release contains disclosure of EBITDA for estimated fiscal 2005 and pro forma fiscal year 2005, which are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of estimated EBITDA to estimated net income available to common stockholders is included as an exhibit in this release.

About Global Power

Oklahoma based Global Power Equipment Group Inc. is a leading designer, engineer and fabricator of a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 30 years of power generation industry experience. The Company’s equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance and repair. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

This press release includes “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements give the Company’s current expectations or forecasts of future events. They include expectations regarding the closing of the announced acquisition, the accretive nature of the transaction, planned capital expenditure and statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. These statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected. These factors include any delay in consummating the purchase of WISG due to either party’s failure to satisfy one or more conditions to closing or for any other reason, the curtailment of major maintenance projects by one or more of WISG’s major customers or unanticipated difficulties or delays in integrating the operations of WISG and the Company. Information concerning some of the other factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the period ended December 27, 2003, and other reports on

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828    FAX:  1-918 488-8389

file with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future event or otherwise.

Company Contact:

Bob Zwerneman

Director of Investor Relations

(918) 274-2398

Table 2.

GLOBAL POWER EQUIPMENT GROUP INC.

SUPPLEMENTAL STATISTICAL INFORMATION

(in thousands)

Estimated FY 2005	Incorporating WISG for 9 Months		Pro Forma Incorporating WISG for 12 Months
	Low	High	Low	High
Net income	$9.3	$14.0	$11.5	$16.4
Add back:
Income tax provision	$5.6	$8.7	$7.2	$10.2
Interest expense	$4.4	$4.4	$4.4	$4.4
Depreciation and amortization	$3.9	$3.9	$3.9	$3.9

EBITDA (a)	$23.0	$31.0	$27.0	$35.0

(a)	EBITDA represents net income plus income taxes, interest, depreciation and amortization. While considered the most common definition used by investors and financial analysts, the EBITDA presented above may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP.

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828    FAX:  1-918 488-8389